                                                                   Exhibit 99(e)

                              MUNDER FUNDS, INC.
                              MUNDER FUNDS TRUST
                        MUNDER FRAMLINGTON FUNDS TRUST
                             ST. CLAIR FUNDS, INC.

                         Form of Amended and Restated
                        Combined Distribution Agreement

                               February 25, 2001

     WHEREAS, each of The Munder Funds, Inc. ("Company"), The Munder Funds Trust ("Trust"), The Munder Framlington Funds Trust ("Framlington") and St. Clair Funds, Inc. ("St. Clair") (collectively, "Fund Groups") engages in business as an open-end investment company and is registered with the Securities and Exchange Commission ("SEC") as such under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, shares of common stock or shares of beneficial interest ("Shares") of the Fund Groups are currently divided into separate investment portfolios ("Funds");

     WHEREAS, the Shares of the Funds, except for the Liquidity Plus Money Market Fund, are currently divided into one or more of the following classes ("Classes"): Class A, Class B, Class C, Class II, and Class K;

     WHEREAS, each of the Fund Groups employs Funds Distributor, Inc. ("Distributor") as distributor of the Shares of which it is the issuer to provide for the sale and distribution of the Shares;

     WHEREAS, each of the Fund Groups and the Distributor have entered into one or more Underwriting and/or Distribution Agreements pursuant to which the Distributor is employed in such capacity during the continuous offering of each Fund's Shares;

     WHEREAS, each of the Fund Groups, on behalf of the Funds, desires to combine and restate all of the foregoing agreements, which are listed on the attached Exhibit A, for each of the Funds existing as of February 25, 2001 into one Combined Distribution Agreement ("Combined Agreement");

     NOW, THEREFORE, we, the Fund Groups, hereby adopt on behalf of each of our Funds listed on the attached Exhibit B, as may be amended and supplemented from time to time, and, you, the Distributor, hereby agree to the terms of this Combined Agreement, as hereby amended and restated, in accordance the following terms and conditions:

      1.  Appointment of Underwriter.  Upon the execution of this Combined
          --------------------------
Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as a non-exclusive sales agent for the Shares and agree that we will deliver such Shares as you may sell. You agree to use your best efforts to promote
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the sale of Shares, but are not obligated to sell any specific number of Shares.
Nothing herein shall preclude any Fund Group from appointing other agents for sales of the Funds' Shares.

      2.  Independent Contractor.  You will undertake and discharge your
          ----------------------
obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that you are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute through dealers (pursuant to a Selling Agreement available from us upon request), your own sales representatives or otherwise as you may determine from time to time, but this Combined Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares on our behalf or otherwise act as our agent for any purpose.

      3.  Public Offering Price.  Each Class of Shares of a Fund shall be
          ---------------------
offered for sale to the public at the public offering price set forth in the then current applicable prospectus ("Prospectus"). The public offering price will not be less than the net asset value of the Shares, and may include a front-end sales charge equal to a percentage of the net asset value of the Shares. Shares may also be sold subject to a contingent deferred sales charge ("CDSC"), in such amount and on such terms as set forth in the Prospectus. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares of each Class of each Fund which shall be determined and become effective as of the close of regular trading on the New York Stock Exchange on that day, as set forth in the Prospectus. The net asset value so determined shall apply to all orders for the purchase of our Shares received by dealers and you prior to such determination, and you are authorized as our agent to accept orders and confirm sales at such net asset value plus any applicable sales charge, provided that each dealer represents that it has received its orders prior to the close of regular trading of the New York Stock Exchange on the day on which the applicable net asset value is determined. In all events, you shall forthwith notify all of the dealers comprising your selling group of the effective net asset value as received from us. Should we at any time calculate the net asset value more frequently than once each business day, we agree to establish and you agree to follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

      4.  Sales Commission and Other Compensation.  You shall be entitled to
          ---------------------------------------
collect a sales commission on the sale of Shares in the amount, if any, set forth in the Prospectus, which amount shall be mutually agreed upon by us. For Shares which are subject to a front-end sales charge, you shall be entitled to collect, as all or part of your commission, the difference, if any, between the net asset value and the public offering price of the Shares (subject to any quantity or other discounts or waivers of commission as set forth in the Prospectus). You may reallow to sub-agents or dealers all or part of such commission, including payments exceeding your total sales commission, as you shall deem advisable so long as any such payments are set forth in the Prospectus to the extent required by all applicable securities laws. For Shares which are subject to a CDSC, upon redemption of such Shares, you shall be entitled to collect the CDSC in the amount and on the terms set forth in the Prospectus. You shall also be entitled to collect any amounts authorized for payment to you under a Fund's service and/or distribution plan. If Shares sold by you or your appointed sub-agents or dealers are redeemed or repurchased by the Fund (or by you as agent) within seven business days after the confirmation of the original Share purchase, you shall forfeit any amount above the net asset value collected by you or your appointed sub-agent or dealer with respect to such Shares.

      5.  Payment for Shares.  At or prior to the time of delivery of any of
          ------------------
the Shares, you will pay or cause to be paid to our custodian, for the applicable Fund's account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for Shares sold by you prior to your receipt of payment from the purchaser, you are authorized to reimburse yourself for the net asset value of such Shares when you receive payment.

      6.  Registration of Shares.  No Shares of any Fund shall be registered on
          ----------------------
the books of such Fund until (i) our transfer agent receives the purchase order information and amount from (a) NSCC or any other authorized clearing agency or
(b) directly from the investor, and (ii) our custodian receives payment of the amount specified. We will provide for the recording of all Shares purchased in uncertificated form in "book accounts." We will not issue certificates for Shares.

      7.  Purchases for Your Own Account.  You shall not purchase the Shares for
          ------------------------------
your own account for purposes of resale to the public, but you may purchase Shares for your own investment account upon written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through redemption by us.

      8.  Allocation of Expenses.
          ----------------------

               (a)  We will pay the expenses:

                         (i) Of the preparation of our audited and certified financial statements to be included in any amendments to our Registration Statements under the 1933 Act, including the Prospectuses and Statements of Additional Information for the Funds included therein ("Registration Statement");

                         (ii) Of the preparation, including legal fees and the setting of type, and of printing all amendments or supplements to the Registration Statement filed with the SEC, including the copies of the Funds' Prospectuses and Statements of Additional Information included in the amendments or supplements thereto, other than those which arise from, are necessitated by, or are related to your (including your "affiliates") activities where such Amendments or supplements result in expenses which we would not otherwise have incurred;

                         (iii) Of the preparation, printing, and distribution of any reports or communications to existing shareholders of each Fund, including Prospectuses and Statements of Additional Information;

                         (iv) Of filing and other fees to federal, state or other securities regulatory authorities necessary to register and maintain registration of the Shares; and

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

                         (v) Of the transfer agent for the Funds, including all costs and expenses in connection with the issuance, transfer and registration of the Shares, including but not limited to any taxes and other governmental charges in connection therewith.

               (b)  You will pay or be responsible for the expenses:

                         (i) Of the preparation, excluding legal fees and the setting of type, and printing of all Amendments and supplements to the Funds' Prospectuses and Statements of Additional Information, which arise from, are necessitated by, or are related to your (including your "affiliates") activities where those expenses would not otherwise have been incurred by us;

                         (ii) Of printing additional copies, for use by you as sales literature, of reports or other communications which we have prepared for distribution to our existing shareholders; and

                         (iii) Incurred by you in advertising, promoting and selling the Shares to the public, including the printing of Prospectuses and Statements of Additional Information for such use;

      9.  Furnishing of Information.  We will furnish to you such information
          -------------------------
with respect to each Fund and its Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify the Shares for sale to the public under the securities laws of jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and, from time to time, with such additional information regarding our financial condition as you may reasonably request.

      10. Conduct of Business.  Other than the Funds' Prospectuses and
          -------------------
Statements of Additional Information, you will not prepare or publish any sales material or statements except literature or advertising which conforms to the requirements of all applicable securities laws and regulations and which has been filed, where necessary, with the appropriate regulatory authorities and approved in writing by us. You will furnish us with copies of all such literature and advertising material prior to its use and no such material shall be published if we reasonably and promptly object. You shall comply with the applicable securities laws and regulations of the jurisdictions in which the Shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules or any successor rules.

      11. Other Activities.  Your services pursuant to this Combined Agreement
          ----------------
shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

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

      12. Term of Agreement.  This Agreement shall become effective, with
          -----------------
respect to each Fund, on the date of its execution written below and shall remain in effect for a period of two (2) years from the date of its execution. This Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of a Fund or by a vote of the Directors/Trustees of such Fund, cast at a meeting called for the purpose of such approval, and (ii) by a vote of a majority of the Directors/Trustees of such Fund who are not interested persons or parties to this Combined Agreement (other than as Directors/Trustees of such Fund), cast in person at a meeting called for the purpose of voting on such approval.

          This Agreement: (i) may at any time be terminated, with respect to any or all Funds, without the payment of any penalty, either by vote of the Directors/Trustees of each Fund or by a vote of a majority of the outstanding voting securities of each Fund with respect to such Fund, on sixty (60) days' written notice to you; (ii) shall immediately terminate with respect to all of the Funds in the event of its assignment or in the event your company is no longer registered with the SEC or a member in good standing of the NASD; and
(iii) may be terminated with respect to any Fund by you on sixty (60) days' written notice to us.

      13. Suspension of Sales.  We reserve the right at all times to suspend or
          -------------------
limit the public offering of the Shares or any Class thereof upon written notice to you, and to reject any order for the purchase of the Shares or any Class thereof in whole or in part.

      14. Notices.  Notices of any kind given to us under this Combined
          -------
Agreement by you shall be in writing and delivered to: Secretary of The Munder Funds, 480 Pierce Street, Birmingham, MI 48009, with a copy to Patrick W.D. Turley, Esquire, Dechert, 1775 I Street, N.W., Washington, DC 20006, unless otherwise specified to you by us. Notices of any kind given to you under this Combined Agreement by us shall be in writing and delivered to: Marie Connolly, Funds Distributor, Inc., 60 State Street, Boston, MA 02109, unless otherwise specified to us by you.

      15. Miscellaneous.  This Agreement shall be subject to the laws of the
          -------------
State of Michigan and shall be interpreted and construed to further and promote the operation of each Fund Group as an open-end investment company. As used herein the terms "net asset value," "offering price," "investment company," "open-end investment company," "assignment," "principal underwriter," "interested person," and "majority of the outstanding voting securities," shall have the meanings set forth in the Securities Act of 1933, as amended ("1933 Act") and the Investment Company Act of 1940, as amended ("1940 Act") and the rules and regulations thereunder.

      16. Liability.  Nothing herein shall be deemed to protect you against any
          ---------
liability to us or to our securities holders to which you would otherwise be subject by reason of your willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

      17. Indemnification.  We agree to indemnify and hold you harmless from and
          ---------------
against any and all losses, claims, damages or liabilities to which you may become subject under the 1933 Act, the 1940 Act or any state securities statute, and to reimburse you for any legal or other

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expenses reasonably incurred by you in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities, or litigation arising out of or based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to us by you for inclusion in the Registration Statement.

     You agree to indemnify and hold us harmless from and against any and all losses, claims, damage or liabilities to which we may become subject under the 1933 Act, the 1940 Act or any state securities statute, and reimburse us for any legal or other expenses reasonably incurred by us in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to us by you for inclusion in the Registration Statement; (ii) any failure to deliver a Prospectus in connection with the sale of Shares; (iii) any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Shares by you, your agents, representatives or employees, including your affiliates; and (iv) claims by your agents, representatives or employees, including your affiliates for commissions, service fees, or other compensation or remuneration of any type.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning one such counterpart to us, whereupon this shall constitute a binding agreement as of the date first above written.

               The Munder Funds, Inc.
               The Munder Funds Trust
               The Munder Framlington Funds Trust
               St. Clair Funds, Inc.
               on behalf of the Funds set forth in Appendix A
               (as may be amended from time to time)


               By: ____________________________
               Name:  Stephen J. Shenkenberg
               Title:  Vice President and Secretary

Accepted:

Funds Distributor, Inc.

By:_____________________

Name:___________________

Title:__________________

February 25, 2001

                                  Appendix A


This Agreement amends and restates the following agreements:

----------------------------------------------------------------------------------------------------------------------
Munder Funds, Inc.                    Date                         Funds
----------------------------------------------------------------------------------------------------------------------
Underwriting Agreement                January 13, 1995             Multi-Season Growth
                                                                   Money Market
                                                                   Real Estate Equity Investment
----------------------------------------------------------------------------------------------------------------------
   Amendment #1                       August 6, 1996               Mid-Cap Growth (closed)
                                                                   Value (closed)
                                                                   International Bond
                                                                   NetNet
                                                                   Small-Cap Value
                                                                   Equity Selection (n/k/a Focus Growth)
                                                                   Micro-Cap Equity
----------------------------------------------------------------------------------------------------------------------
   Amendment #2                       November 7, 1996             Short Term Treasury (closed)
----------------------------------------------------------------------------------------------------------------------
   Amendment #3                       February 14, 2000            Focus Growth, Class II
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Distribution Agreement                February 4, 1997             All-Season Maintenance (closed)
                                                                   All-Season Development (closed)
                                                                   All-Season Accumulation (n/k/a Fund of Funds)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Distribution Agreement                May 6, 1997                  Financial Services (never opened)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Distribution Agreement                February 24, 1998            Growth Opportunities (n/k/a MidCap Select)
----------------------------------------------------------------------------------------------------------------------
   Amendment #1                       February 14, 2000            Growth Opportunities, Class II
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Distribution Agreement                May 4, 1999                  Technology (n/k/a Future Technology)
----------------------------------------------------------------------------------------------------------------------
   Amendment #1                       November 11, 1999            Future Technology, Class II
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Distribution Agreement                February 14, 2000            International NetNet
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Distribution Agreement                September 15, 2000           Digital Economy
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Distribution Agreement                September 25, 2000           Bio(Tech)/2/
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Munder Funds Trust                    Date                         Funds
--------------------------------------------------------------------------------------------------------------
Amended and Restated                  January 21, 1994             Money Market (n/k/a Cash Investment)
Distribution Agreement                                             Tax-Free Money Market
                                                                   U.S. Treasury Growth Stock (n/k/a U.S.
                                                                   Treasury Money Market)
                                                                   Small Company Growth Stock (n/k/a Small
                                                                   Company Growth)
                                                                   Indexed Stock (n/k/a Index 500)
                                                                   International Stock (n/k/a International
                                                                   Equity)
                                                                   Income Stock (n/k/a Equity Income)
                                                                   Balanced
                                                                   Intermediate Bond
                                                                   Income Bond (n/k/a U.S. Government Income)
                                                                   Bond
                                                                   Tax-Free Intermediate Bond (n/k/a Tax-Free

--------------------------------------------------------------------------------------------------------------
                                                                   Short-Intermediate Bond)
                                                                   Tax-Free Bond
                                                                   Michigan Tax-Free Bond
                                                                   Core Growth Stock (n/k/a Accelerating
                                                                   Growth - merged with Multi-Season Growth)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
St. Clair Funds, Inc.                 Date                         Funds
--------------------------------------------------------------------------------------------------------------
Distribution Agreement                November 7, 1996             Liquidity Plus Money Market
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Distribution Agreement                May 6, 1997                  Institutional S&P 500 Index Equity
                                                                   Institutional S&P MidCap Index Equity
                                                                   Institutional S&P SmallCap Index Equity
                                                                   Institutional Short Term Treasury
                                                                   Institutional Money Market Fund
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Munder Framlington Funds              Date                         Funds
Trust
--------------------------------------------------------------------------------------------------------------
Distribution Agreement                November 7, 1996             Framlington Emerging Markets
                                                                   Framlington Healthcare
                                                                   Framlington International Growth
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Distribution Agreement                February 24, 1998            Framlington Global Financial Services
--------------------------------------------------------------------------------------------------------------
   Amendment #1                       February 14, 2000            Framlington Global Financial Services,
                                                                   Class II
--------------------------------------------------------------------------------------------------------------

                                                               February 25, 2001

                                  Appendix B


This Agreement applies to:

      1.       Munder Balanced Fund

      2.       Munder Bio(Tech)/2/ Fund

      3.       Munder Digital Economy Fund

      4.       Munder Equity Income Fund

      5.       Munder Focus Growth Fund

      6.       Munder Fund of Funds

      7.       Munder Future Technology Fund

      8.       Munder Growth Opportunities Fund

      9.       Munder Index 500 Fund

      10.      Munder International Equity Fund

      11.      Munder International NetNet Fund

      12.      Munder Micro-Cap Equity Fund

      13.      Munder MidCap Select Fund

      14.      Munder Multi-Season Growth Fund

      15.      Munder NetNet Fund

      16.      Munder Power Plus Fund

      17.      Munder Real Estate Equity Investment Fund

      18.      Munder Small-Cap Value Fund

      19.      Munder Small Company Growth Fund

      20.      Munder Framlington Emerging Markets Fund

      21.      Munder Framlington Global Financial Services Fund

      22.      Munder Framlington Healthcare Fund

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      23.      Munder Framlington International Growth Fund

      24.      Munder Bond Fund

      25.      Munder Intermediate Bond Fund

      26.      Munder International Bond Fund

      27.      Munder U.S. Government Income Fund

      28.      Munder Michigan Tax-Free Bond Fund

      29.      Munder Tax-Free Bond Fund

      30.      Munder Tax-Free Short-Intermediate Bond Fund

      31.      Munder Cash Investment Fund

      32.      Munder Money Market Fund

      33.      Munder Tax-Free Money Market Fund

      34.      Munder U.S. Treasury Money Market Fund

      35.      Munder Institutional S&P 500 Index Equity Fund

      36.      Munder Institutional S&P MidCap Index Equity Fund

      37.      Munder Institutional S&P SmallCap Index Equity Fund

      38.      Munder Institutional Short Term Treasury Fund

      39.      Munder Institutional Money Market Fund

      40.      Liquidity Plus Money Market Fund